Exhibit 99.1

ContraVir Pharmaceuticals Announces Name Change to Hepion Pharmaceuticals, Inc.; Trading Symbol Change to “HEPA”

EDISON, N.J., July 22, 2019 - ContraVir Pharmaceuticals, Inc. (NASDAQ:CTRV), a biopharmaceutical company focused on the development of therapeutic drugs for the treatment of liver disease arising from non-alcoholic steatohepatitis (“NASH”) and chronic viral infection, today announced that its Board of Directors has approved the change of the Company’s name and stock symbol to Hepion Pharmaceuticals, Inc. and “HEPA,” respectively.

The Company’s new NASDAQ trading symbol will be effective as of the opening of trading on July 23, 2019, as will a new CUSIP number for the Company’s common stock of 426897104.

“We derived the name “Hepion” by combining the ancient Greek word for liver, “hepar,” with “Epione,” the goddess of soothing, or healing,” commented Dr. Robert Foster, the Company’s CEO. “Changing the Company’s name to Hepion Pharmaceuticals is a reflection of the significant potential our lead candidate, CRV431, has to treat inflammation, fibrosis, and hepatocellular carcinoma associated with liver disease, in addition to its potential as an antiviral.”

The Company’s new website will be available at www.hepionpharma.com on July 23, 2019.

About Hepion Pharmaceuticals

Hepion Pharmaceuticals is a clinical stage biopharmaceutical company focused on the development of targeted therapies for liver disease arising from non-alcoholic steatohepatitis (NASH) and chronic hepatitis virus infection (HBV, HCV, HDV). The company’s lead drug candidate, CRV431, reduces liver fibrosis and hepatocellular carcinoma tumor burden in experimental models of NASH. Preclinical studies also have demonstrated antiviral activities towards HBV, HCV, and HDV through several mechanisms. These diverse therapeutic activities result from CRV431’s potent inhibition of cyclophilin enzymes, which are involved in many disease processes. Currently in clinical phase development, CRV431 shows potential to play an important role in the overall treatment of liver disease - from triggering events through to end-stage disease.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on Hepion Pharmaceuticals’ current expectations and actual results could differ materially.  There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties with respect to lengthy and expensive clinical trials, that results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any drug candidates under development, there are significant risks in the development, regulatory approval, and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful, or that any product will receive regulatory approval for any indication or prove to be commercially successful. Hepion Pharmaceuticals does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Hepion Pharmaceuticals’ Form 10-K for the year ended December 31, 2018 and other periodic reports filed with the Securities and Exchange Commission.

For further information, please contact:

Stephen Kilmer

Hepion Pharmaceuticals Investor Relations

Direct: (646) 274-3580

skilmer@hepionpharma.com